Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Third-Quarter 2025 Financial Results

October 24, 2025

•Revenue $12.9 billion, up 10.6% from year-ago quarter
•Diluted EPS $3.88, up 15.8% from year-ago quarter
•$2.1 billion cash from operating activities, 199% of net earnings
•Very strong order activity in all four segments

RESTON, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2025 operating earnings of $1.3 billion, or $3.88 per diluted share (EPS), on revenue of $12.9 billion. Compared with the year-ago quarter, revenue increased 10.6%, operating earnings increased 12.7%, and diluted EPS increased 15.8%. Operating margin of 10.3% was a 20-basis-point expansion from the year-ago quarter and a 30-basis-point expansion sequentially.

“Each of our four segments grew earnings and backlog in the quarter, reflecting solid execution coupled with growing demand,” said Phebe Novakovic, chairman and chief executive officer. “The Aerospace segment in particular performed impressively, growing revenue 30.3% and expanding margins by 100 basis points from the same period a year ago, with order activity for business jets remaining very strong.”

Cash and Capital Deployment
Net cash provided by operating activities in the quarter totaled $2.1 billion, or 199% of net earnings. During the quarter, the company paid $403 million in dividends and invested $212 million in capital expenditures, ending the quarter with $8 billion in total debt and $2.5 billion in cash and equivalents on hand.

Orders and Backlog
Orders totaled $19.3 billion in the quarter on a companywide basis. Consolidated book-to-bill ratio, defined as orders divided by revenue, was 1.5-to-1 for the quarter. Book-to-bill was 1.6-to-1 for the defense segments and 1.3-to-1 for the Aerospace segment.

Total estimated contract value, the sum of all backlog components, was $167.7 billion at the end of the quarter. This includes backlog of $109.9 billion and estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, of $57.8 billion.

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About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 110,000 people worldwide and generated $47.7 billion in revenue in 2024. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter 2025 financial results conference call at 9 a.m. EDT on Friday, October 24, 2025. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through October 31, 2025, at 800-770-2030 (international: +1 609-800-9909), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	September 28, 2025	September 29, 2024	$	%
Revenue	$12,907	$11,671	$1,236	10.6%
Operating costs and expenses	(11,576)	(10,490)	(1,086)
Operating earnings	1,331	1,181	150	12.7%
Other, net	15	15	—
Interest, net	(74)	(82)	8
Earnings before income tax	1,272	1,114	158	14.2%
Provision for income tax, net	(213)	(184)	(29)
Net earnings	$1,059	$930	$129	13.9%
Earnings per share—basic	$3.93	$3.39	$0.54	15.9%
Basic weighted average shares outstanding	269.2	274.4
Earnings per share—diluted	$3.88	$3.35	$0.53	15.8%
Diluted weighted average shares outstanding	272.6	277.9

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months Ended		Variance
	September 28, 2025	September 29, 2024	$	%
Revenue	$38,171	$34,378	$3,793	11.0%
Operating costs and expenses	(34,267)	(31,005)	(3,262)
Operating earnings	3,904	3,373	531	15.7%
Other, net	51	47	4
Interest, net	(251)	(248)	(3)
Earnings before income tax	3,704	3,172	532	16.8%
Provision for income tax, net	(637)	(538)	(99)
Net earnings	$3,067	$2,634	$433	16.4%
Earnings per share—basic	$11.41	$9.61	$1.80	18.7%
Basic weighted average shares outstanding	268.8	274.0
Earnings per share—diluted	$11.29	$9.49	$1.80	19.0%
Diluted weighted average shares outstanding	271.8	277.5
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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	September 28, 2025	September 29, 2024	$	%
Revenue:
Aerospace	$3,234	$2,482	$752	30.3%
Marine Systems	4,096	3,599	497	13.8%
Combat Systems	2,252	2,212	40	1.8%
Technologies	3,325	3,378	(53)	(1.6)%
Total	$12,907	$11,671	$1,236	10.6%
Operating earnings:
Aerospace	$430	$305	$125	41.0%
Marine Systems	291	258	33	12.8%
Combat Systems	335	325	10	3.1%
Technologies	327	326	1	0.3%
Corporate	(52)	(33)	(19)	(57.6)%
Total	$1,331	$1,181	$150	12.7%
Operating margin:
Aerospace	13.3%	12.3%
Marine Systems	7.1%	7.2%
Combat Systems	14.9%	14.7%
Technologies	9.8%	9.7%
Total	10.3%	10.1%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended		Variance
	September 28, 2025	September 29, 2024	$	%
Revenue:
Aerospace	$9,322	$7,506	$1,816	24.2%
Marine Systems	11,905	10,383	1,522	14.7%
Combat Systems	6,711	6,602	109	1.7%
Technologies	10,233	9,887	346	3.5%
Total	$38,171	$34,378	$3,793	11.0%
Operating earnings:
Aerospace	$1,265	$879	$386	43.9%
Marine Systems	832	735	97	13.2%
Combat Systems	950	920	30	3.3%
Technologies	987	941	46	4.9%
Corporate	(130)	(102)	(28)	(27.5)%
Total	$3,904	$3,373	$531	15.7%
Operating margin:
Aerospace	13.6%	11.7%
Marine Systems	7.0%	7.1%
Combat Systems	14.2%	13.9%
Technologies	9.6%	9.5%
Total	10.2%	9.8%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	September 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$2,520	$1,697
Accounts receivable	3,303	2,977
Unbilled receivables	8,641	8,248
Inventories	9,813	9,724
Other current assets	1,575	1,740
Total current assets	25,852	24,386
Noncurrent assets:
Property, plant and equipment, net	6,602	6,467
Intangible assets, net	1,402	1,520
Goodwill	20,871	20,556
Other assets	2,872	2,951
Total noncurrent assets	31,747	31,494
Total assets	$57,599	$55,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,006	$1,502
Accounts payable	3,459	3,344
Customer advances and deposits	10,462	9,491
Other current liabilities	3,537	3,487
Total current liabilities	18,464	17,824
Noncurrent liabilities:
Long-term debt	7,008	7,260
Other liabilities	7,693	8,733
Total noncurrent liabilities	14,701	15,993
Shareholders’ equity:
Common stock	482	482
Surplus	4,323	4,062
Retained earnings	43,345	41,487
Treasury stock	(22,856)	(22,450)
Accumulated other comprehensive loss	(860)	(1,518)
Total shareholders’ equity	24,434	22,063
Total liabilities and shareholders’ equity	$57,599	$55,880

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities—continuing operations:
Net earnings	$3,067	$2,634
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	490	469
Amortization of intangible and finance lease right-of-use assets	182	177
Equity-based compensation expense	146	137
Deferred income tax provision (benefit)	151	(107)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(314)	(172)
Unbilled receivables	(415)	(874)
Inventories	(131)	(1,612)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	119	193
Customer advances and deposits	45	628
Other, net	219	479
Net cash provided by operating activities	3,559	1,952
Cash flows from investing activities:
Capital expenditures	(552)	(561)
Other, net	130	(27)
Net cash used by investing activities	(422)	(588)
Cash flows from financing activities:
Repayment of fixed-rate notes	(1,500)	—
Proceeds from fixed-rate notes	747	—
Dividends paid	(1,188)	(1,140)
Purchases of common stock	(600)	(183)
Other, net	235	150
Net cash used by financing activities	(2,306)	(1,173)
Net cash used by discontinued operations	(8)	(3)
Net increase in cash and equivalents	823	188
Cash and equivalents at beginning of period	1,697	1,913
Cash and equivalents at end of period	$2,520	$2,101

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	September 28, 2025	December 31, 2024
Debt-to-equity (a)	32.8%	39.7%
Book value per share (b)	$90.46	$81.61
Shares outstanding	270,120,442	270,340,502

	Third Quarter		Nine Months
	2025	2024	2025	2024
Income tax payments, net	$27	$173	$263	$125
Company-sponsored research and development (c)	$119	$137	$339	$421
Return on sales (d)	8.2%	8.0%	8.0%	7.7%

Non-GAAP Financial Measures:
	Third Quarter		Nine Months
	2025	2024	2025	2024
Free cash flow:
Net cash provided by operating activities	$2,109	$1,416	$3,559	$1,952
Capital expenditures	(212)	(201)	(552)	(561)
Free cash flow (e)	$1,897	$1,215	$3,007	$1,391

	September 28, 2025	December 31, 2024
Net debt:
Total debt	$8,014	$8,762
Less cash and equivalents	2,520	1,697
Net debt (f)	$5,494	$7,065
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Third Quarter 2025:
Aerospace	$19,476	$1,131	$20,607	$1,147	$21,754
Marine Systems	38,757	14,854	53,611	14,839	68,450
Combat Systems	17,232	1,470	18,702	9,553	28,255
Technologies	10,269	6,668	16,937	32,341	49,278
Total	$85,734	$24,123	$109,857	$57,880	$167,737
Second Quarter 2025:
Aerospace	$18,676	$1,227	$19,903	$1,165	$21,068
Marine Systems	39,298	13,674	52,972	14,708	67,680
Combat Systems	15,961	616	16,577	9,592	26,169
Technologies	9,945	4,285	14,230	32,011	46,241
Total	$83,880	$19,802	$103,682	$57,476	$161,158
Third Quarter 2024:
Aerospace	$18,859	$937	$19,796	$254	$20,050
Marine Systems	29,008	11,463	40,471	9,578	50,049
Combat Systems	17,289	682	17,971	8,016	25,987
Technologies	9,794	4,602	14,396	27,093	41,489
Total	$74,950	$17,684	$92,634	$44,941	$137,575

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,825
$91,357
$95,560
$93,627
$93,734
$91,301
$92,634
$90,597
$88,657
$103,682
$109,857
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$19,796
$19,693
$18,999
$19,903
$20,607
3Q24
4Q24
1Q25
2Q25
3Q25

MARINE SYSTEMS

$60,000
$45,000
$30,000
$15,000
$0
$40,471
$39,818
$38,373
$52,972
$53,611
3Q24
4Q24
1Q25
2Q25
3Q25

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$17,971
$16,980
$16,928
$16,577
$18,702
3Q24
4Q24
1Q25
2Q25
3Q25

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$14,396
$14,106
$14,357
$14,230
$16,937
3Q24
4Q24
1Q25
2Q25
3Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT I
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter		Nine Months
	2025	2024	2025	2024
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	33	24	95	76
Mid-cabin aircraft	6	4	18	13
Total	39	28	113	89

Aerospace Book-to-Bill:
Orders*	$4,053	$2,365	$10,417	$7,464
Revenue	3,234	2,482	9,322	7,506
Book-to-Bill Ratio	1.3x	1.0x	1.1x	1.0x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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